Exhibit 3.62

LIMITED LIABILITY COMPANY AGREEMENT

OF

WALTER INVESTMENT HOLDING COMPANY, L.L.C.

This Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of Walter Investment Holding Company, LLC (the “Company”), effective upon the effectiveness of the Conversion (as hereinafter defined) is entered into by the undersigned member (the “Member”) of the Company.

WHEREAS, Walter Investment Holding Company, a Delaware corporation (the “Converted Entity”) was incorporated on June 19, 2009 as a Delaware corporation; and

WHEREAS, by unanimous consent, the Board of the Converted Entity adopted resolutions adopting and approving the conversion of the Converted Entity to a Delaware limited liability company and this Agreement, and recommending the adoption and approval of such conversion and this Agreement to the sole stockholder of the Converted Entity, pursuant to Section 266 of the General Corporation Law of the State of Delaware (the “DGCL”); and

WHEREAS, by written consent the sole stockholder of the Converted Entity adopted a resolution adopting and approving the conversion of the Converted Entity to a Delaware limited liability company and this Agreement, pursuant to Section 266 of the DGCL; and

WHEREAS, the Converted Entity was converted to a Delaware limited liability company (the “Conversion”) pursuant to Section 266 of the DGCL and Section 18-214 of the Delaware Limited Liability Act, 6 Del. C. §§18-101, et seq. (as amended from time to time, the “Act”), by causing the filing with the Office of the Secretary of the State of Delaware of a Certificate of Formation of the Company (the “Certificate of Formation”) and a Certificate of Conversion of the Converted Entity to the Company (the “Certificate of Conversion”); and

WHEREAS, pursuant to this Agreement and the Conversion, upon the effectiveness of the Conversion, the sole stockholder of the Converted Entity is admitted as and shall be the sole member of the Company owning and in respect of all of the limited liability company interests in the Company.

NOW, THEREFORE, in consideration of the agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member hereby adopts this Agreement and hereby agrees as follows:

ARTICLE I

ORGANIZATIONAL AND OTHER MATTERS

1.1 Formation, Conversion, Name.

1.1.1	Effective upon the effectiveness of the Conversion, (i) the Certificate of Incorporation of the Converted Entity, as amended, and the By-Laws of the Converted Entity, as amended, are replaced and superseded in their entirety by this Agreement in respect of all periods beginning on or after the Conversion (unless and until this Agreement is amended in accordance with the terms hereof), (ii) all of the shares of capital stock of the Converted Entity that have been issued to Walter Investment Management Corp., the sole stockholder of the Converted Entity, and are outstanding immediately prior to the Conversion (which, for purposes of clarification, constitute all of the issued and outstanding shares of capital stock of the Covered Entity at such time) are converted into 100% of the limited liability company interests in the Company, and Walter Investment Management Corp. is automatically admitted to the Company as the sole member of the Company owning and in respect of all of the limited liability company interests in the Company, and (iii) the Member is continuing the business of the Converted Entity without dissolution in the form of a Delaware limited liability company governed by this Agreement.

1.1.2	In accordance with Section 18-214 of the Act and Section 266 of the DGCL, upon the effectiveness of the Conversion, for all purposes of the laws of the State of Delaware, the Company shall be deemed to be the same entity as the Converted Entity, and the Conversion shall constitute a continuation of the existence of the Converted Entity in the form of a Delaware limited liability company. In connection with the Conversion, for all purposes of the laws of the State of Delaware, the Converted Entity shall not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Conversion shall not be deemed to constitute a dissolution of the Converted Entity.

1.1.3	Upon the effectiveness of the Conversion, for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of the Converted Entity, and all property, real, personal, and mixed, and all debts due to the Converted Entity, as well as all other things and causes of action belonging to the Converted Entity, shall remain vested in the Company and shall be the property of the Company, and the title to any real property vested by deed or otherwise in the Converted Entity shall not revert or be in any way impaired by reason of the Conversion; and all rights of creditors and all liens upon any property of the Converted Entity shall be preserved unimpaired, and all debts, liabilities and duties of the Converted Entity shall remain attached to the Company, and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a Delaware limited liability company. The rights, privileges, powers and interests in the property of the Converted Entity, as well as the debts, liabilities and duties of the Converted Entity shall not be deemed, as a consequence of the Conversion, to have been transferred to the Company for any purpose of the laws of the State of Delaware.

1.1.4	The name of the limited liability company formed hereby is Walter Investment Properties, LLC. The Certificate of Formation of the Company, dated December 23, 2010, was filed in the office of the Secretary of State of the State of Delaware on December 23, 2010.

1.2 Principal Business Office/Mailing Address. The principal business office and the mailing address of the Company shall be 3000 Bayport Drive, Suite 1100, Tampa, Florida 33607, or such other location as may hereafter be determined by the Member. The Company may have such other or additional offices, either within or without the State of Delaware, as the Member shall deem advisable.

1.3 Registered Office. The address of the registered agent of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801.

1.4 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801.

1.5 Certificates. Stuart D. Boyd, as an “authorized person” within the meaning of the Act, has executed, delivered and filed the Certificate of Formation whereby the Company was formed with the Secretary of State of the State of Delaware. Upon filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business. By its execution and delivery of this Agreement, the Member hereby ratifies the designation of Stuart D. Boyd as an “authorized person” within the meaning of the Act and the formation of the Company under the provisions of the Act pursuant to the filing of the Certificate of Formation with the Secretary of State of the State of Delaware and confirms its admission to the Company as the initial Member. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

1.6 Term, Existence. The existence and term of the Company shall be deemed to have commenced on June 19, 2009, the date of incorporation of the Converted Entity. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation pursuant to the LLC Act and this Agreement.

1.6. Purpose. The Company may engage in any lawful act or activity for which limited liability companies may be formed under the Act and may engage in any and all activities necessary or incidental to the foregoing.

ARTICLE II

CAPITALIZATION

2.1 Identification of Initial Member. The Member is the sole member of the Company and owns all of the limited liability company interests in, and all the rights with respect to, the Company.

2.2 Limited Liability Company Interests as Units. Limited liability company interests in the Company shall be represented by units (“Units”) in such number as is, from time to time, authorized and determined by the Board of Managers (and, for purposes of clarification, the Company may issue an unlimited number of Units as authorized and determined by the Board of Managers). The initial number of Units shall be one, representing 100% of the limited liability company interests in the Company, and it shall be vested in the Member. Any changes in the number and/or ownership Units shall be set forth in Schedule A hereto. Units may be, but shall not be required to be, represented by certificates in such form as is determined by the Board of Managers.

ARTICLE III

TAX/ALLOCATION OF PROFITS AND LOSSES/DISTRIBUTIONS

3.1 Tax Treatment. The Member intends for the Company to be disregarded as an entity for income tax purposes so long as it has a single member. If at any time the Company has more than one member, it shall be treated as a partnership for tax purposes, and all profits, losses, credits and other items realized or recognized by the Company shall be divided among and allocated to members in accordance with their respective Units. Notwithstanding the foregoing, the Member may at any time, in its sole discretion, make an election to treat the Company as a corporation for tax purposes. The Company shall make distributions to the members, from time to time, as the Board of Managers may determine to be appropriate.

ARTICLE IV

MANAGEMENT

4.1 General Powers. Subject to the Act and Section 7.2 of this Agreement, the business and affairs of the Company shall be managed by the Board of Managers (the “Board of Managers”). The Board of Managers shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by managers or members under the laws of the State of Delaware.

4.2 Management. The Board of Managers shall have the power and authority to act for and bind the Company. The Board of Managers shall have the right to manage the business and affairs of the Company and may delegate such management rights, powers, duties and responsibilities to one or more persons or persons designated by it as it may determine.

4.3 Individual Manager Authority. The members of the Board of Managers (each a “Manager”) shall constitute the Company’s managers for all purposes under the Act and other applicable law, Notwithstanding the foregoing, no Manager acting in his or her capacity as Manager, shall be entitled to sign for or take any action individually on behalf of the Company without being authorized by the Board of Managers as provided in this Article IV.

4.4 Number and Qualification. The number of Managers constituting the Board of Managers shall be not less than one nor more than sixteen, as may be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Managers, and the initial Board of Managers shall consist of four Managers, The Member may from time to time change the maximum or minimum number of Managers by amendment of this Agreement.

4.5 Designation and Term of Managers. The Managers shall be designated by the Member, and the names of the initial Managers designated by the Member are set forth on Exhibit A hereto. Each Manager shall serve until such Manager’s death, incapacity, resignation, removal, or until the appointment of a successor.

4.6 Removal of Managers. Any Manager may be removed at any time with or without cause by the Member.

4.7 Vacancies. The Member may fill any vacancy occurring in the Board of Managers by designating a Manager to fill such vacancy.

4.8 Chairman of the Board of Managers. There shall be a Chairman of the Board of Managers (the “Chairman”) elected by the Managers from their number at any meeting of the Board of Managers. The Chairman shall preside at all meetings of the Board of Managers and perform such other duties as may be directed by the Board of Managers, and shall serve as the Chairman at the pleasure of the Board of Managers. Unless otherwise determined by the Board of Managers, the Chief Executive Officer of the Company shall be the Chairman.

4.9 Compensation. The Board of Managers may provide for the compensation of Managers for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.

ARTICLE V

MEETINGS OF THE BOARD OF MANAGERS

5.1 Meetings of the Board of Managers. The Board of Managers shall hold such meetings as may be called by the Chairman or requested by any Manager in writing to the Chairman. Such meeting may be held at any time and location fixed by the Chairman, but in no event more than ninety days after any proper request; provided, however, that such requirement may be waived by the Manager requesting the meeting.

5.2 Notice of Meetings. The Chairman shall, at least twelve hours before the meeting, give or cause to be given notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called. Any duly convened meeting may be adjourned by the Managers to a later time without further notice.

5.3 Waiver of Notice. Any Manager may waive notice of any meeting before or after the meeting. Except as provided in the following sentence, the waiver must be in writing, signed by the Manager entitled to the notice and delivered to the Company for inclusion in the minutes or filing with the Company’s records. A Manager’s attendance at or participation in a meeting waives any required notice of such meeting unless at the beginning of the meeting, or promptly upon arrival, the Manager objects to the holding of the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

5.4 Quorum. A majority of the number of Managers fixed by or pursuant to this Agreement shall constitute a quorum for the transaction of business at any meeting of the Board of Managers, or if no number is so fixed, a majority of Managers in office immediately before the meeting begins shall constitute a quorum.

5.5 Action by the Board of Managers. The affirmative vote of a majority of the Managers present at a meeting at which there is a quorum shall be the act of the Board of Managers; provided, however, that with respect to any matter to be determined by the Board of Managers pursuant to which one or more Managers have a direct or indirect interest that is not shared by all Managers, such determination must be made by a majority of the disinterested Managers present at a meeting at which a quorum is present. As used in this Agreement, the phrase “the approval of the Board of Managers,” “the consent of the Board of Managers,” “as determined by the Board of Managers” and similar phrases means the approval as set forth in the preceding sentence, except as expressly provided otherwise in this Agreement.

5.6 Presumption of Assent. A Manager who is present at a meeting of the Board of Managers or a committee of the Board of Managers when board action is taken is deemed to have assented to the action taken unless (i) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to the holding of the meeting or to transacting business at the meeting, (ii) his or her dissent or abstention from the action taken is entered into the minutes of the meeting, or (iii) he or she files written notice of his or her dissent or abstention with the presiding chairman of the meeting before its adjournment, or with the Company immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a Manager who votes in favor of the action taken.

5.7 Action Without Meeting. On any matter that is to be voted on, consented to, or approved by the Board of Managers, the Board of Managers may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Managers having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Managers entitled to vote thereon were present and voted. On any matter that is to be voted on by Managers, the Managers may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. A consent transmitted by electronic transmission by a Manager or by a person or persons authorized to act for the Manager shall be deemed to be written and signed for purposes of this Agreement. For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by the recipient through an automated process.

5.8 Committees of the Board of Managers. The Board of Managers may create an executive committee, a compensation committee and any other committees of the Board of Managers and appoint Managers to serve on such committees, The creation of a committee of the Board of Managers and the appointment of Managers to such committee must be approved by the greater of (i) a majority of the number of Managers in office when the action is taken, or (ii) the number of Managers required to take action pursuant to this Agreement. Each committee of the Board of Managers must have two or more Managers and, to the extent authorized by the Board of Managers, shall have and may exercise all of the authority of the Board of Managers in the management of the Company. Each committee shall serve at the pleasure of the Board of Managers. The provisions of this Agreement governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Managers apply to committees of the Board of Managers established under this Section 5.8.

5.9 Participation in Meeting by Telephone. Members of the Board of Managers, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

ARTICLE VI

OFFICERS

6.1 Delegation of Authority.

6.1.1	The Board of Managers may from time to time appoint and delegate to one or more individuals (each an “Officer”) any portion of its authority granted hereunder and under the Act as the Board of Managers deems appropriate. No such delegation shall relieve any Manager of his duties and obligations, or limit the power and authority of the Board of Managers, set forth herein and/or under the Act.

6.1.2	Initially, the Officers of the Company shall consist of a President and Chief Executive Officer, Vice President and Chief Financial Officer, Secretary, Treasurer and such Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers and Divisional Officers, and other Officers as may from time to time be appointed by or under the authority of the Board of Managers. Any two or more offices may be held by the same individual, but no Officer may act in more than one capacity where action of two more Officers is required.

6.2 Appointment and Term. The initial Officers of the Company shall be those individuals set forth in Exhibit B hereto, and each such Officer shall hold the office set forth opposite his or her name on Exhibit B. Any Officers of the Company appointed after the effective date hereof, and any Officers to be removed, shall be appointed or removed, as the case may be, by the Board of Managers, the Chairman, or by a duly appointed Officer authorized by the Board of Managers to appoint one or more Officers or assistant Officers. Each Officer shall hold office until such Officer’s death, incapacity, resignation, removal, or until the appointment of a successor.

6.3 Compensation of Officers. The compensation of all Officers of the Company shall be fixed by or under the authority of the Board of Managers, and no Officer shall serve the Company in any other capacity and receive compensation therefore unless such additional compensation shall be duly authorized. The appointment of an Officer does not itself create contractual rights.

6.4 Bonds. The Board of Managers may require any Officer, agent, or employee of the Company to give bond to the Company, with sufficient sureties, conditioned on the faithful performance of the duties of his or her respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Managers.

6.5 Chief Executive Officer. The Chief Executive Officer shall act in a general executive capacity, shall be responsible for the general administration and operation of the affairs of the Company and shall perform all duties incidental to such person’s office that may be required by law and all such other duties as are properly required of him by the Board of Managers. He or she shall make reports to the Board of Managers and the Member and shall see that all orders and resolutions of the Board of Managers and any committee thereof are carried into effect.

6.6 Chief Financial Officer. The Chief Financial Officer shall perform all duties incidental to such person’s office that may be required by law and all such other duties as are properly required of him or her by the Board of Managers.

6.7 Vice Presidents. Each Vice President and any Assistant Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Managers or the Chairman.

6.8 Treasurer.

6.8.1	The Treasurer shall exercise general supervision over the receipt, custody and disbursement of Company funds. The Treasurer shall cause the funds of the Company to be deposited in such banks as may be authorized by the Board of Managers, or in such banks as may be designated as depositories in the manner provided by resolutions of the Board of Managers. The Treasurer shall, in general, perform all duties incident to the office of the Treasurer and shall have such other powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board of Managers.

6.8.2	Assistant Treasurers shall have such of the authority and perform such of the duties of the Treasurer as may be provided in this Agreement or assigned to them by the Board of Managers, the Chairman or the Treasurer. Assistant Treasurers shall assist the Treasurer in the performance of the duties assigned to the Treasurer, and in assisting the Treasurer, each Assistant Treasurer shall for such purpose have the powers of the Treasurer. During the Treasurer’s absence or inability, the Treasurer’s authority and duties shall be possessed by such Assistant Treasurer or Assistant Treasurers as the Board of Managers or the Chairman may designate.

6.9 Secretary.

6.9.1	The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board of Managers, the committees of the Board of Managers and the Member. The Secretary shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; shall be custodian of the records and the seal, if any, of the Company, and affix and attest the seal, if any, to all certificates for Units of the Company (unless the seal of the Company, if any, on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal, if any, to all other documents to be executed on behalf of the Company under its seal, if applicable; shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary of the Board of Managers or the Chairman.

6.9.2	Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in this Agreement or assigned to them by the Board of Managers, the Chairman or the Secretary. Assistant Secretaries shall assist the Secretary in the performance of the duties assigned to the Secretary, and in assisting the Secretary, each Assistant Secretary shall for such purpose have the powers of the Secretary. During the Secretary’s absence or inability, the Secretary’s authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board of Managers or the Chairman may designate.

6.10 Removal. Any Officer elected, or agent appointed, by the Board of Managers may be removed by the Board of Managers whenever, in their judgment, the best interests of the Company would be served thereby. Any Officer or agent appointed by the Chairman may be removed by him or her whenever, in the judgment of the Chairman, the best interests of the Company would be served thereby. No elected Officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of election of such person’s successor, such person’s death, such person’s resignation or such person’s removal, which ever event shall occur, except as otherwise provided in an employment contract or under any employee deferred compensation plan.

6.11 Authority of Officers to Bind the Company. Other than the Managers, only the Officers, acting within their authority as provided herein, shall have the authority to bind the Company.

ARTICLE VII

THE MEMBER

7.1 Action With or Without Meeting. The Member may take action with or without a meeting. Any action of the Member may be taken without a meeting if a written consent, describing the action so taken, shall be signed by the Member and delivered to the Company for inclusion in the minutes or filing with its records.

7.2 Member Approval. Except as otherwise specifically set forth herein, none of the following actions may be taken without the approval of the Member;

7.2.1	The Amendment of this Agreement or the Company’s certificate of formation;

7.2.2	Except as expressly set forth in Section 2.2 hereof, the creation, authorization, designation, reclassification, modification, issuance or sale of any class or series of Units or rights, options, warrants or other securities convertible into or exchangeable for any Units, any “phantom” equity or equity appreciation rights, or any other membership or limited liability company interests in the Company;

7.2.3	To the fullest extent permitted by applicable law, the dissolution of the Company;

7.2.4	The sale, lease, transfer, assignment or other disposition of all or substantially all of the assets of the Company other than in connection with the dissolution of the Company;

7.2.5	The conversion of the Company into another form of business entity or into a limited liability company organized under a jurisdiction other than Delaware; or

7.2.6	The merger of the Company with or into another entity or the consummation of any similar business transaction.

ARTICLE VIII

TRANSFER OF INTEREST; RESIGNATION AND ADMISSION OF MEMBERS

8.1 Assignment of Limited Liability Company Interest. Subject to Section 8.3, the Member may assign, in whole or in part, its limited liability company interest in the Company. The transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature to this Agreement. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 8.1, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

8.2 Resignation. During the existence of the Company and so long as the Member is the sole member of the Company, the Member may not resign unless and additional member of the Company shall be admitted to the Company, subject to Section 8.3 hereof, upon its execution of an instrument signifying an agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

8.3 Admission of Additional Members. One or more additional Members of the Company may be admitted to the Company with the written consent of the Member. To the extent additional Members are admitted to the Company, the following shall apply:

8.3.1	except as otherwise provided herein, any action required or permitted to be taken by the Members shall be done at a meeting by an affirmative vote of such Members holding a majority of the Units; and

8.3.2	any action required or permitted to be taken at any meeting of the Members may be taken without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the Members and such consent is filed with the minutes of the proceedings of the Members.

ARTICLE IX

DUTIES; LIABILITY; INDEMNIFICATION

9.1 Duties of Managers. Except as otherwise expressly provided herein, the Managers shall have the same duties to the Company and the Member that they would have under the law of the State of Delaware if the Company were a corporation and the Managers were its directors.

9.2 Liability of Member; Indemnification of Member. The Member shall not have any liability to the Company or any third party for the obligations or liabilities of the Company except to the extent explicitly required by the Act. The Company shall, to the full extent permitted by applicable law, indemnify and hold harmless the Member against any and all liabilities incurred by it in connection with any action, suit or proceeding to which it may be made a party or otherwise involved, or with which such Member shall be threatened by reason of its being a Member or while acting as a Member on behalf of the Company or in its interest, including, without limitation, reasonable costs, expenses and attorneys’ fees incurred by the Member in connection with the enforcement of the indemnification rights provided herein.

9.3 Indemnification. The Company shall indemnify to the full extent permitted by applicable law any person who is or was serving as a Manager or Officer, and may, but shall not be required to, indemnify any person who is or was serving as an employee or agent of the Company or who, at the request of the Company, is or was serving as a manager, officer, director, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, against (i) litigation expenses, including costs, expenses and reasonable attorneys’ fees incurred by such person in connection with any threatened, pending or completed action, suit or proceedings whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Company, arising out of such person’s status as such or such person’s activities in any of the foregoing capacities; (ii) liability, including payments made by such person in satisfaction of any judgment, money, decree, fine (including any excise tax assessed with respect to an employee benefit plan), penalty or settlement for which such person may have become liable in any such action, suit or proceeding, and (iii) reasonable costs, expenses and attorneys’ fees incurred by such person in connection with the enforcement of indemnification rights provided herein. Any such litigation expenses may be paid, and shall be required to be paid for the Member, Managers and Officers by the Company in advance of the final disposition of any action, suit or proceeding upon receipt of an unsecured written promise by or on behalf of any such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified against such expenses.

ARTICLE X

DISSOLUTION

10.1 Dissolution.

10.1.1	The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following (i) the written consent of the Member, (ii) the termination of the legal existence of the last remaining member of the Company or the occurrence of any of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued in a manner permitted by this Agreement or the Act, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

10.1.2	Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a member of the Company (other than (i) upon an assignment by such Member of all of its limited liability company interests in the Company and the admission of the transferee pursuant to Section 8.1 and 8.3, or (ii) the resignation of such Member and the admission of an additional Member of the Company pursuant to Section 8.2 and 8.3), to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company, and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member of the Company.

10.1.3	Notwithstanding any other provision of this Agreement, the bankruptcy of a Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution. For purposes of this Agreement, “bankruptcy” shall mean, with respect to any person (including, without limitation, any individual, corporation, partnership, joint venture, limited liability company or other organization, whether or not a legal entity) if such person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the foregoing nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the person or all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the person seeking reorganization, arrangement, composition readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without such person’s consent or acquiescence of a trustee, receiver or liquidator of such person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after expiration or any such stay, the appointment is not vacated.

10.1.4	Notwithstanding any other provision of this Agreement to the contrary, the Member waives any right it might have to agree in writing to dissolve the Company upon the bankruptcy (as defined above) of the Member, or the occurrence of an event that causes the Member to cease to be a member of the Company.

10.1.5	Notwithstanding any other provision of this Agreement to the contrary, prior to any dissolution, any and all mortgages held by the Company that are insured by the Federal Housing Administration shall be transferred to another mortgagee approved by the U.S. Department of Housing and Urban Development.

10.1.6	In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

10.1.7	The Company shall terminate when (i) all of the remaining assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement, and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

ARTICLE XI

MISCELLANEOUS

11.1 Amendments. This Agreement may not be modified or amended except with the written consent of the Member, and such writing must refer specifically to this Agreement.

11.2 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

11.3 Relationship between this Agreement and the Act. Regardless of whether any provision of this Agreement specifically refers to particular Default Rules, (i) if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and the Default Rule is modified or negated accordingly, and (ii) if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, the Default Rule is modified or negated accordingly. For purposes of this Section 10.3, “Default Rule” shall mean a rule stated in the Act that applies except to the extent it is negated or modified through the provisions of a limited liability company’s certificate of formation or limited liability company agreement.

IN WITNESS WHEREOF, the Member has executed this Limited Liability Company Agreement of Walter Investment Holding Company, LLC effective as of the 5th day of August, 2011.

WALTER INVESTMENT MANAGEMENT CORP.

By:
Name: Stuart D. Boyd
Title: Secretary

SCHEDULE A

MEMBERS

Name	Units
Walter Investment Management Corp.	1

SCHEDULE B

MANAGERS

Charles E. Cauthen

Kimberly Perez

Stuart D. Boyd

SCHEDULE C

OFFICERS

President	Charles Cauthen
Vice President, CFO and Treasurer	Kimberly Perez
Secretary	Stuart D. Boyd
Assistant Secretary	Jeanetta Brown
Assistant Vice President	David Flory

State of Delaware Secretary of State Division of Corporations Delivered 10:00 AM 08/05/2011 FILED 10:00 AM 08/05/2011 SRV 110893878 – 4700741 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Corporation first formed is Delaware.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)	The date the corporation first formed is June 19, 2009.

4.)	The name of the Corporation immediately prior to filing this Certificate is Walter Investment Holding Company.

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is Walter Investment Holding Company, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 4th day of August, A.D. 2011.

By:
Authorised Person

Name:	Stuart D. Boyd, Secretary
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 10:00 AM 08/05/2011 FILED 10:00 AM 08/05/2011 SRV 110893878 – 4700741 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is Walter Investment Holding Company, LLC

•	Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington Zip Code 19801.

The name of its Registered agent at such address is The Corporation Trust Company.

•	Third: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 4th day of August, 2011.

By:
Authorized Person(s)

Name:	Stuart D. Boyd, Secretary
Typed or Printed

WALTER INVESTMENT HOLDING COMPANY

BYLAWS

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Corporation in the State of Delaware shall be located at such place as the Board of Directors may designate.

Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require;

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors, within or without the State of Delaware, and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held after the close of the Corporation’s fiscal year on the date and at the time set by the Board of Directors.

Section 3. SPECIAL MEETINGS. The chairman of the board, president, chief executive officer or Board of Directors may call a special meeting of the stockholders.

Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mall, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Delaware law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. A single notice to all stockholders who share an address shall be effective as to any stockholder at such address who consents to such notice or after having been notified of the Corporation’s intent to give a single notice fails to object in writing to such single notice within 60 days. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting.

Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 11(c)(3)) of such postponement or cancellation prior to the meeting. Notice of the date to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this Section 4.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or, in the absence of assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation. Unless otherwise provided by statute or by the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot.

Section 8. PROXIES. A stockholder may cast the votes entitled to be cast by the holder of the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9. TELEPHONE MEETINGS. The Board of Directors or chairman of the meeting may permit stockholders to participate in meetings of the stockholders by means of a conference telephone or other communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 10. STOCKHOLDERS’ CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders.

ARTICLE III

DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation and that are not by statute, the Certificate of Incorporation or these By-laws directed to be exercised or performed by the stockholders.

Section 2. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors shall consist initially of three members, and thereafter shall consist of not less than one member nor more than ten members as fixed from time to time by the Board of Directors. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the chief executive officer, the president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director, Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the charter of the Corporation or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority of such group. The directors present at a meeting which has been duly called and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than were required to establish a quorum.

Section 7. VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than were required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter of the Corporation or these Bylaws.

Section 8. ORGANIZATION. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, the chief executive officer or, in the absence of the chief executive officer, the president or in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation or, in the absence of the secretary and all assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 9. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10. CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.

Section 11. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Section 12. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13. RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 14. RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

ARTICLE IV

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and one or more other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 6. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 7. CHAIRMAN OF THE BOARD. The Board of Directors shall designate a chairman of the board. The chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. The chairman of the board shall perform such other duties as may be assigned to him or her by the Board of Directors.

Section 8. PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president, or as vice president for particular areas of responsibility.

Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or by the Board of Directors.

Section 11. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors.

Section 13. COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the chief financial officer, or any other officer designated by the Board of Directors may determine.

ARTICLE VII

STOCK

Section 1. CERTIFICATES. The Corporation may issue some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates if authorized by the Board of Directors. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the DGCL and shall be signed by the officers of the Corporation in the manner permitted by the DGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the DGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the DGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates. If a class or series of stock is authorized by the Board of Directors to be issued without certificates, no stockholder shall be entitled to a certificate or certificates representing any shares of such class or series of stock held by such stockholder unless otherwise determined by the Board of Directors and then only upon written request by such stockholder to the secretary of the Corporation.

Section 2. TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of uncertificated shares, to the extent then required by the DGCL, the Corporation shall provide to record holders of such shares a written statement of the information required by the DGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 4. FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned to a date more than 120 days or postponed to a date more than 90 days after the record date originally fixed for the original meeting, in which case a new record date for such meeting shall be determined as set forth herein.

Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the charter.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

SEAL

Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Corporate Delaware.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XI

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Delaware law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the charter of the Corporation and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII

AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.